UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2025

FIRST MID BANCSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36434	37-1103704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 Charleston Avenue
Mattoon, Illinois		61938
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (217) 234-7454

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMBH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting held on April 30, 2025, the stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 shares to 45,000,000 shares (the “Amendment”). For more information on the Amendment proposal presented at the Annual Meeting, see the definitive proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on March 18, 2025 (the “Proxy Statement”). The Amendment was filed with the Secretary of State of the State of Delaware on May 12, 2025 and became effective upon filing. Also on May 12, 2025, following the filing of the Amendment, the Company filed a restatement of its Certificate of Incorporation consolidating all prior amendments to the Certificate of Incorporation including the Amendment (the “Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware, and the Restated Certificate of Incorporation became effective upon filing. Complete copies of the Amendment and the Restated Certificate of Incorporation are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Amendment to Restated Certificate of Incorporation, dated May 12, 2025
3.2	Restated Certificate of Incorporation, dated May 12, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID BANCSHARES, INC.

Date:	May 16, 2025	By:	/s/ Joseph R. Dively
Chairman, President and Chief Executive Officer